UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

 (Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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HENNESSY CAPITAL ACQUISITION CORP. II

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On July 13, 2016, Hennessy Capital Acquisition Corp. II (the “Company”) issued the following press release with respect to the proposed business combination transaction involving the Company and USI Senior Holdings, Inc., which, through its subsidiaries, conducts its business under the “USI” name:

Hennessy Capital Acquisition Corp. II Announces Filing of Proxy Statement Supplement, Sponsor Warrant Exchange and Removal of Voting Requirement for Redemption of Public Shares

Special Meeting of Stockholders Rescheduled to July 25, 2016 to Align with Anticipated Closing Date

HOUSTON, TEXAS – July 13, 2016 /GlobeNewswire/ - Hennessy Capital Acquisition Corp. II (NASDAQ: HCAC, HCACU, HCACW) (“HCAC” or the “Company”) announced that it has filed today with the Securities and Exchange Commission (the “SEC”) a supplement to its definitive proxy statement, dated June 10, 2016 (the “Proxy Supplement”) relating to its proposed merger (the “Business Combination”) with USI Senior Holdings, Inc. (“USI”), which, through its subsidiaries, conducts its business under the “USI” name.  The Proxy Supplement contains additional information relating to, among other things, (i) the Company’s previously announced agreement in principle with funds affiliated with Trilantic Capital Management L.P. (together with its sponsored funds, “Trilantic North America”) to purchase up to $200 million of shares of common stock from HCAC, (ii) the Sponsor Warrant Exchange (as defined below) and (iii) the removal of the requirement that stockholders must affirmatively vote for or against the Business Combination in order to redeem their shares for cash.

In connection with the closing of the Business Combination, Trilantic North America has agreed in principle to purchase a minimum of $125 million of shares of common stock from HCAC, and up to an additional $75 million of shares of HCAC’s common stock to the extent necessary for the Company to satisfy the $279.599 million minimum cash condition under its merger agreement with USI. The proceeds from Trilantic North America’s initial investment in HCAC will be used to finance a portion of the cash merger consideration to be paid to USI’s stockholders in the Business Combination. In addition, Trilantic North America will also have an option to acquire up to $15 million of additional shares (the “Option Shares”) from HCAC within the first week following the closing of the Business Combination at a purchase price of $10.00 per share. If Trilantic North America exercises such option, the proceeds from the sale of the Option Shares are anticipated to be used for general corporate purposes, including the financing of potential acquisitions by USI. The agreement in principle with Trilantic North America is non-binding and is subject to completion of confirmatory due diligence by Trilantic North America. A summary of the forms of definitive transaction agreements the Company intends to enter into with Trilantic North America in connection with the closing of the Business Combination is set forth in the Proxy Supplement.

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The Company also announced that it has entered into an agreement with Hennessy Capital Partners II LLC, HCAC’s sponsor (the “Sponsor”), to exchange on an 8.5 for one basis all of the 15,080,756 outstanding warrants issued to the Sponsor in connection with HCAC’s initial public offering for 1,774,206 newly issued shares of HCAC’s common stock, to be issued by the Company in a private placement immediately prior to the consummation of the Business Combination (the “Sponsor Warrant Exchange”). The purpose of the Sponsor Warrant Exchange is to reduce the potential market overhang on the trading of HCAC’s common stock created by the significant number of outstanding warrants held by the Sponsor and the potential dilution to the holders of HCAC’s common stock that may result from the exercise of these warrants.

The Company also announced that it has rescheduled its special meeting of stockholders (the “Special Meeting”) to approve the Business Combination from July 21, 2016 to July 25, 2016 to align the Special Meeting date with the anticipated closing date of the Business Combination (assuming that all other conditions to the Business Combination have been satisfied or, if applicable, waived as of such date). The Special Meeting will be held at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York and begin at 9:00 a.m. Eastern time. The Company also has extended the deadline for the Company’s stockholders to exercise their redemption rights in connection with the Business Combination to 5:00 p.m., Eastern time on July 21, 2016 (two business days before the Special Meeting). Only holders of the Company’s common stock at the close of business on June 6, 2016 are entitled to vote at the Special Meeting.

The Proxy Supplement also eliminates the requirement that stockholders must affirmatively vote for or against the Business Combination in order to redeem their shares for cash. This means that public stockholders who hold shares of HCAC common stock on or before July 21, 2016 will be eligible to elect to have their shares redeemed for cash in connection with the Business Combination, whether or not they were holders of HCAC common stock as of the previously announced record date of June 6, 2016, and whether or not such shares are voted at the Special Meeting. The Company believes that this change in the redemption requirements provides public stockholders with greater flexibility to make the redemption election and simplifies the overall redemption process.

In order to properly exercise their redemption rights, public stockholders will be required to submit their request for redemption prior to 5:00 p.m., Eastern Time, on July 21, 2016 (the “Redemption Deadline”), and to follow the other redemption procedures set forth in the Proxy Supplement. Any public stockholders who have previously delivered shares of HCAC common stock for redemption and decide not to exercise their redemption rights should contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, and request the return of their shares (physically or electronically) prior to the Redemption Deadline. Any redemption requests, once made, including any previous exercises of redemption rights, may be withdrawn at any time until the Redemption Deadline and thereafter, with the Company’s consent, until the vote is taken with respect to the Business Combination at the Special Meeting.

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About Hennessy Capital Acquisition Corp. II

Hennessy Capital Acquisition Corp. II is a blank check company founded by Daniel J. Hennessy for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company's acquisition and value creation strategy is to identify, acquire and, after its initial business combination, build an industrial manufacturing, distribution or services business. For more information about Hennessy Capital Acquisition Corp. II, please visit its website at www.hennessycapllc.com.

About Trilantic North America

Trilantic North America is a private equity firm focused on control and significant minority investments in North America. Trilantic North America’s primary investment focus is in the business services, consumer, energy and financial services sectors. As of June 30, 2016, Trilantic North America manages four private equity fund families with aggregate capital commitments of $5.9 billion. For more information, visit www.trilantic.com.

Additional Information About the Business Combination and Disclaimer

The Business Combination will be submitted to stockholders of the Company for their consideration. The Company filed with the SEC a definitive proxy statement on June 10, 2016 in connection with the Business Combination and other matters and filed the Proxy Supplement on July 13, 2016 in connection with the Business Combination, the investment by Trilantic North America and other matters. The Company mailed its definitive proxy statement and other relevant documents on June 13, 2016 and will commence mailing the Proxy Supplement and other relevant documents on July 13, 2016 to its stockholders as of the June 6, 2016 record date established for the Special Meeting. The Company’s stockholders and other interested persons are advised to read the definitive proxy statement, the Proxy Supplement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Special Meeting because these documents contain important information about the Company, USI, the Business Combination, the investment by Trilantic North America and other matters. Stockholders may also obtain a copy of the definitive proxy statement and the Proxy Supplement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Hennessy Capital Acquisition Corp. II, Attn: Nicholas A. Petruska, Executive Vice President, Chief Financial Officer and Secretary, 700 Louisiana Street, Suite 900, Houston, Texas, 77002 or by telephone at (713) 300-8242. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the Business Combination. Information regarding the Company’s directors and executive officers and a description of their direct and indirect interests in the Company, by security holdings or otherwise, is contained in the Company’s definitive proxy statement filed by the Company with the SEC on June 10, 2016, as supplemented by the Proxy Supplement filed by the Company with the SEC on July 13, 2016, each of which can be obtained free of charge from the sources indicated above.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements with respect to the benefits of the proposed transaction, the future financial performance of HCAC following the proposed transaction, changes in the market for USI’s services, and expansion plans and opportunities, including future acquisition or additional business combinations are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing HCAC’s views as of any subsequent date, and HCAC does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against USI or HCAC in connection with the Business Combination and related transactions; (3) the inability to complete the Business Combination and related transactions due to the failure to obtain approval of the stockholders of HCAC, to consummate the anticipated debt financing or the investment by Trilantic North America or to satisfy other conditions to the closing of the Business Combination and related transactions; (4) the ability of HCAC and Trilantic North America to agree upon the terms of definitive documentation reflecting their agreement in principle;  (5) the ability to obtain or maintain the listing of HCAC’s securities on the NASDAQ Capital Market following the Business Combination; (6) the risk that the Business Combination disrupts the parties’ current plans and operations as a result of the consummation of the transactions described herein; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably; (8) costs related to the Business Combination and the related transactions; (9) changes in applicable laws or regulations; (10) the possibility that USI or HCAC may be adversely affected by other economic, business, and/or competitive factors; and (11) other risks and uncertainties indicated in the definitive proxy statement filed by HCAC on June 10, 2016, as supplemented by the Proxy Supplement filed by HCAC on July 13, 2016, in connection with the Business Combination, including those under “Risk Factors” and “Update to Risk Factors,” respectively, therein, and other factors identified in HCAC’s prior and future filings with the SEC, available at www.sec.gov.

Contacts:

Solebury Communications Group

Jamie Lillis

+1 (203) 428-3223

jlillis@soleburyir.com

Richard Zubek

+1 (203) 428-3230

rzubek@soleburyir.com

Source: Hennessy Capital Acquisition Corp. II

HOUSTON, TX

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